UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2015

Summit Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36873	47-1984212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street, 3rd Floor

Denver, Colorado, 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2015, the Board of Directors of Summit Materials, Inc. (the “Company”) approved the Summit Materials Deferred Compensation Plan (the “Plan”). Pursuant to the Plan, commencing in 2016, eligible participants may defer payment of up to 50% of their base salaries and up to 100% of their annual cash incentive awards. The Plan also permits Company-provided credits to participants’ accounts, but no such credits are anticipated at this time. Generally, earnings on amounts deferred under the Plan will include returns on notional investments that will be made available under the Plan. The Company also anticipates adopting a “rabbi” trust in connection with the Plan, and that the trust document will provide for full funding of all Plan benefits upon a change in control of the Company. The foregoing description of the terms of the Plan is qualified in its entirety by reference to the full text of the Plan, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K.

10.1	Summit Materials, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.

By:	/s/ Anne Lee Benedict
Name:	Anne Lee Benedict
Title:	Chief Legal Officer

Date: December 14, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Summit Materials, Inc. Deferred Compensation Plan